EXHIBIT 6


                       DIRECTORS AND EXECUTIVE OFFICERS OF
                    IDT TELECOM, INC. AS OF OCTOBER 23, 2001

         The name, position, principal occupation and business address of each executive officer and director of IDT Telecom, Inc. is set forth below. Unless otherwise indicated, each occupation set forth opposite an executive officer's name refers to employment with IDT Telecom, Inc.


Name                     Position                         Principal Occupation            Business Address
----                     --------                         --------------------            ----------------

Howard S. Jonas          Chairman of the Board            Chairman of the Board           c/o IDT Telecom, Inc.
                                                                                          520 Broad Street
                                                                                          Newark, NJ 07102

Morris Lichtenstein      Chief Executive Officer,         Chief Executive Officer,        c/o IDT Telecom, Inc.
                         Treasurer and Vice Chairman of   Treasurer and Vice Chairman     520 Broad Street
                         the Board                        of the Board                    Newark, NJ 07102

Geoffrey Rochwarger      Chief Operating Officer and      Chief Operating Officer and     c/o IDT Telecom, Inc.
                         Director                         Director                        520 Broad Street
                                                                                          Newark, NJ 07102

Jonathan Levy            President, Carrier Services      President, Carrier Services     c/o IDT Telecom, Inc.
                         and Director                     and Director                    520 Broad Street
                                                                                          Newark, NJ 07102

Joshua Winkler           President, Debit Division        President, Debit Division       c/o IDT Telecom, Inc.
                                                                                          520 Broad Street
                                                                                          Newark, NJ 07102

Norman Rosenberg         Chief Financial Officer          Chief Financial Officer         c/o IDT Telecom, Inc.
                                                                                          520 Broad Street
                                                                                          Newark, NJ 07102

Michael Fischberger      Executive Vice President,        Executive Vice President,       c/o IDT Telecom, Inc.
                         Operations                       Operations                      520 Broad Street
                                                                                          Newark, NJ 07102

Moshe Kaganoff           Executive Vice President,        Executive Vice President,       c/o IDT Telecom, Inc.
                         Strategic Planning               Strategic Planning              520 Broad Street
                                                                                          Newark, NJ 07102

Kathy Timko              Executive Vice President,        Executive Vice President,       c/o IDT Telecom, Inc.
                         Engineering and Operations and   Engineering and Operations      520 Broad Street
                         Director                         and Director                    Newark, NJ 07102



Hon. William S. Cohen    Director                         Chairman and CEO of             c/o The Cohen Group
                                                          The Cohen Group                 600 13th Street,
                                                                                          Suite 301
                                                                                          Washington, DC 20005

James A. Courter         Director                         Chief Executive Officer and     c/o IDT Telecom, Inc.
                                                          Vice Chairman of the Board of   520 Broad Street
                                                          Directors of IDT Corporation    Newark, NJ 07102

Muni Figueres            Director                         Writer                          c/o IDT Telecom, Inc.
                                                                                          520 Broad Street
                                                                                          Newark, NJ 07102

Jack Kemp                Director                         Co-Director Empower America     c/o Empower America
                                                                                          1701 Pennsylvania Avenue,
                                                                                          N.W., Suite 900
                                                                                          Washington, DC 20006

Frank R. Lautenberg      Director                         Retired U.S. Senator            201 West Passaic, Suite 301
                                                                                          Rochelle Park, NJ 07662
